Exhibit 15.1

Office:	+852 2801 6066
Mobile:	+852 9718 8740
Email:	rthorp@tta.lawyer

To:                             China Online Education Group

6th Floor Deshi Building North,

Shangdi Street, Haidian District,

Beijing 100085,

People’s Republic of China

23 April 2019

Dear Sirs,

China Online Education Group (the “Company”)

We have acted as legal advisers as to the laws of the Cayman Islands to China Online Education Group, an exempted limited liability company incorporated in the Cayman Islands (the “Company”), in connection with the filing by the Company with the United States Securities and Exchange Commission (the “SEC”) of an annual report on Form 20-F for the year ended 31 December 2018 (“Form 20-F”).

We hereby consent to the reference of our name under the headings, “Item 10.E Additional Information—Taxation—Cayman Islands Taxation” in the Form 20-F, and further consent to the incorporation by reference of the summaries of our opinions under these captions into China Online Education Group’s registration statement on Form S-8 (File No. 333- 213457) that was filed on September 2, 2016 and Form S-8 (No. 333-229055) that was filed on December 28, 2018.

Yours faithfully

/s/ TRAVERS THORP ALBERGA
TRAVERS THORP ALBERGA